EXHIBIT 10.4

Amendment NO. 2 To Employment AGreement

This Amendment No. 2 to Employment Agreement (this "Amendment") is entered into as of August 6, 2015 by and between Greg Freitag ("Freitag") and AxoGen, Inc. ("AxoGen").

WHEREAS, Freitag and AxoGen entered into that certain Employment Agreement dated October 1, 2011 (the "Agreement") as amended May 11, 2014 (“Amendment”)  for the employment of Freitag; and

WHEREAS, Freitag will assume the additional duties and title as AxoGen CFO; and

WHEREAS, Freitag and AxoGen desire to amend the Agreement and cancel all terms of the Amendment, upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Freitag and AxoGen agree that the Agreement and Amendment are hereby amended as follows:

1.	Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
2.	The Amendment is hereby terminated and of no further force or effect.
3.	Schedule 1, Section 1 is replaced as follows: AxoGen hereby employs Employee as CFO, General Counsel and Senior Vice President of Business Development, which title may change at AxoGen's discretion.
4.

Schedule 1, Section 2. Will include that Employee will additionally provide support to AxoGen and Corp. as to legal matters and business development activity, assist on all strategic and tactical matters as they relate to forecasting, financial structure, corporate development, investor/public relations and the securing of additional funding.

5.

The last sentence of Schedule 1, Section 2. (d) (i) is replaced as follows: Notwithstanding the forgoing, AxoGen confirms and agrees that Employee is on the Board of Directors of PDS Biotechnology Corporation, on the Foundation Board of HealthEast Care System and is a principal in FreiMc, LLC. and EmployRx, LLC.  Employee hereby represents and warrants that such activity is not competitive with that of Employer and any activity associated with such organizations will not interfere with Employee’s performance of his duties for Employer.

6.	Schedule 2, Section 1 (a) is amended to provide that Base Salary will be $285,000.
7.	As amended hereby, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

FREITAG:

By: /s/ Greg Freitag
Gregory Freitag

AXOGEN:

AXOGEN, INC

By:	/s/ Karen Zaderej
Name: Karen Zaderej
Title:	CEO